SIXTH AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT


         This Amendment is made as of June 7, 1999 by and between COPLEY PHARMACEUTICAL, INC., a Delaware corporation with its principal office at 25 John Road, Canton, Massachusetts (the "Borrower"), and BANKBOSTON, N.A. (f/k/a The First National Bank of Boston), a national banking association with its principal office at 100 Federal Street, Boston, Massachusetts (the "Bank").

                                 R E C I T A L S

         A. The Bank and the Borrower are parties to a certain Amended and Restated Loan Agreement dated August 17, 1993, as amended by a certain First Amendment to Amended and Restated Loan Agreement dated June 29, 1995, a certain Second Amendment to Amended and Restated Loan Agreement dated August 30, 1995, a certain Third Amendment to Amended and Restated Loan Agreement dated March 25, 1996, a certain Fourth Amendment to Amended and Restated Loan Agreement dated July 31, 1996 and a certain Fifth Amendment to Amended and Restated Loan Agreement dated August 7, 1997 (as amended, the "Loan Agreement"). Capitalized terms used herein without definition have the meaning assigned to them in the Loan Agreement.

         B. The Borrower has requested certain amendments to the Loan Agreement as set forth herein.

         C. Subject to certain terms and conditions, the Bank is willing to agree to the same, as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.       AMENDMENTS TO LOAN AGREEMENT.

         The Borrower and the Bank agree that the Loan Agreement shall be amended as follows:

         1. Definition of Commitment.  The definition of "Commitment" in Section
1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

         "Commitment:  $25,000,000."

         2.  Definition of Maturity Date.  The definition of "Maturity  Date" in
Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

         "Maturity Date:  October 31, 2001."

         3. Deletion of Definitions. The definitions of "Consolidated Current Assets" and "Consolidated Current Liabilities" are deleted from Section 1.1 in their entirety.

         4. Section 9.2. Section 9.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

         "ss.9.2 Profitability. The Borrower and its Subsidiaries shall earn Consolidated Net Income of at least $1,000 for each period of four (4) consecutive fiscal quarters ending December 31, March 31, June 30 and September 30."

         5. Exhibit A. Exhibit A to the Loan Agreement is hereby supplemented by the Fourth Amendment to Amended and Restated Promissory Note attached hereto as Exhibit A.

II.      NO FURTHER AMENDMENTS.

         Except as specifically amended herein, all terms and conditions of the Loan Agreement shall remain in full force and effect as originally constituted. Each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Sixth Amendment, and each reference in any other Loan Document to the Loan Agreement, "thereunder", "thereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Sixth Amendment.

III.     CONDITIONS.

         The willingness of the Bank to agree to the foregoing is subject to the following conditions:

         (A) The Borrower shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

                  (i)      This Sixth Amendment;

                  (ii) A Fourth Amendment to Amended and Restated Promissory Note, in the form of Exhibit A hereto;

                  (iii) True and complete copies of any required directors' consents and/or resolutions authorizing the execution and delivery of this Sixth Amendment and the Fourth Amendment to Amended and Restated Promissory Note and other documentation referred to herein, certified by the Secretary of the Borrower; and

                  (iv) Such other supporting documents and certificates as the Bank or its counsel may reasonably request.

         (B) All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Bank.

IV.      MISCELLANEOUS.

         1. The Borrower represents and warrants that no event has occurred or failed to occur, which constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default.

         2. The execution and delivery of this Sixth Amendment and the Fourth Amendment to Amended and Restated Promissory Note by the Borrower has been duly authorized by all requisite corporate action of the Borrower and will not violate any provision of law, any order, judgment or decree of any court or other agency of government, or the organizational documents of the Borrower or any other instrument to which the Borrower is a party, or by which the Borrower is bound. This Sixth Amendment and the Fourth Amendment to Amended and Restated Promissory Note constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         3. The representations and warranties contained in Section 6 of the Loan Agreement are true and correct in all material respects on and as of the date of this Sixth Amendment as though made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been (i) permitted under the terms of Loan Agreement, (ii) otherwise approved in writing by the Bank or (iii) reflected in reports filed by the Borrower with the Securities and Exchange Commission).

         4. As provided in the Loan Agreement, the Borrower agrees to reimburse the Bank upon demand for all out-of-pocket costs, charges, liabilities, taxes and expenses of the Bank (including reasonable fees and disbursements of counsel to the Bank) in connection with the preparation, negotiation, interpretation, execution and delivery of this Sixth Amendment and any other agreements, instruments or documents executed pursuant or relating hereto.

         5. The Borrower represents, warrants, and agrees that the Borrower has no claims, defenses, counterclaims or offsets against the Bank in connection with the Loan Agreement or the Obligations, and, to the extent that any such claim, defense, counterclaim or offset may exist, the Borrower hereby affirmatively WAIVES AND RELEASES Bank from the same.

         6. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same agreement.

         7. This Sixth Amendment shall take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

                                           COPLEY PHARMACEUTICAL, INC.


                                           By: /s/ Daniel M.P. Caron
                                               -----------------------
                                                Daniel M.P. Caron, CFO

                                           BANKBOSTON, N.A.


                                           By:  /s/ Jeffrey R. Westling
                                                -----------------------
                                                 Jeffrey R. Westling, Director